Exhibit 99.1

Nine Energy Service Announces Third Quarter 2023 Results

•	Revenue, net loss and adjusted EBITDAA of $140.6 million, $(13.3) million and $11.6 million, respectively, for the third quarter of 2023

•	Cash and cash equivalents of $12.2mm as of September 30, 2023, have increased to $34.8mm as of October 31, 2023

•	Expect fourth quarter 2023 revenue and earnings to be flat to slightly up sequentially to third quarter 2023

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported third quarter 2023 revenues of $140.6 million, net loss of $(13.3) million, or $(0.39) per diluted share and $(0.39) per basic share, and adjusted EBITDA of $11.6 million. The Company had provided original third quarter 2023 revenue guidance between $140.0 and $150.0 million, with actual results coming within the provided range.

“Third quarter revenue was in-line with expectations coming within our original guidance,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“We continued to see activity declines throughout Q3, with the U.S. rig count declining by over 150 rigs, or approximately 20%, since the end of 2022. For Nine, July began on a normal trendline; however, we experienced activity declines as well as operational inefficiencies related to weather and frac delays in August, leading to elevated white space in the calendar, significantly impacting revenue and profitability. September returned to more normalized levels, and as we look forward, we are not expecting a recurrence of what happened in August in Q4 and expect the business to be back to trend for Q4, though some normal holiday and winter seasonality is expected.”

“Cementing was impacted by the continued rig declines in Q3, especially because of our significant exposure to the Haynesville and Eagle Ford; however, we do anticipate Q4 cementing revenue to be slightly higher than Q3. Completion tool revenue was down quarter over quarter due to a reduction in international sales as well as the reduction in U.S. completion activity. We are extremely excited to announce the commercialization of our new Pincer Hybrid Frac Plug. The Pincer is comprised of 47% less material than our predecessor Scorpion Composite Frac Plug and has industry-leading drill-out times. We believe the new Pincer Plug will help increase our market share growth in the plug market.”

“We believe we have reached a bottoming of the U.S. rig count and have already begun to feel a shift in sentiment as we look towards 2024. With what we know today, we anticipate 2024 activity to increase over current levels, but it is too early to provide a detailed outlook. For Q4, we anticipate overall activity levels to remain mostly flat and pricing to stabilize. We do not anticipate a recurrence of August in the fourth quarter, but do anticipate holidays, weather, and budget exhaustion to impact operations, especially in the Northeast. Because of this, we expect Q4 revenue and earnings to be flat to slightly up sequentially to Q3.”

“Nine is a spot-market business and our financial results move closely with U.S. land activity levels. We have demonstrated our ability to capitalize on improving markets and we remain focused on executing our strategy as an asset-light business offering forward-leaning technology and excellent service to our customers.”

Operating Results

During the third quarter of 2023, the Company reported revenues of $140.6 million, gross profit of $13.3 million and adjusted gross profitC of $22.9 million. During the third quarter, the Company generated ROICB of -0.7%.

During the third quarter of 2023, the Company reported general and administrative expense of $13.1 million. Depreciation and amortization expense in the third quarter of 2023 was $10.2 million.

The Company’s tax provision was $0.4 million year-to-date through September 30, 2023. The provision for 2023 is the result of the Company’s tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

During the third quarter of 2023, the Company reported net cash used in operating activities of $(9.9) million. Capital expenditures totaled $3.9 million during the third quarter of 2023 and totaled $16.2 million year-to-date through September 30, 2023.

As of September 30, 2023, Nine’s cash and cash equivalents were $12.2 million, and the Company had $22.7 million of availability under the revolving credit facility, resulting in a total liquidity position of $34.9 million as of September 30, 2023. On September 30, 2023, the Company had $57.0 million of borrowings under the revolving credit facility. As of October 31, 2023, Nine’s cash and cash equivalents increased to $34.8 million.

As per the terms of the indenture governing Nine’s senior secured notes, the Company is required to periodically offer to repurchase such notes with a portion of any Excess Cash Flow. Nine did not generate any Excess Cash Flow, as defined in the indenture, in the most recently ended two fiscal quarters (the six month period ended September 30, 2023). As a result, no Excess Cash Flow offer will be made to noteholders this month.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Tuesday, November 7, 2023, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through November 21, 2023 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13739255.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023
Revenues	$140,617	$161,428
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	117,676	127,442
General and administrative expenses	13,060	14,233
Depreciation	7,285	7,433
Amortization of intangibles	2,895	2,896
Loss on revaluation of contingent liability	493	211
(Gain) loss on sale of property and equipment	21	(98)

Income (loss) from operations	(813)	9,311
Interest expense	12,858	12,994
Interest income	(462)	(299)
Other income	(162)	(162)

Loss before income taxes	(13,047)	(3,222)
Provision (benefit) for income taxes	215	(685)

Net loss	$(13,262)	$(2,537)
Loss per share
Basic	$(0.39)	$(0.08)
Diluted	$(0.39)	$(0.08)
Weighted average shares outstanding
Basic	33,659,386	33,293,740
Diluted	33,659,386	33,293,740
Other comprehensive loss, net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(22)	$(54)

Total other comprehensive loss, net of tax	(22)	(54)

Total comprehensive loss	$(13,284)	$(2,591)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2023	June 30, 2023
Assets
Current assets
Cash and cash equivalents	$12,159	$41,122
Accounts receivable, net	85,103	94,935
Income taxes receivable	897	1,096
Inventories, net	58,663	63,363
Prepaid expenses and other current assets	5,718	7,444

Total current assets	162,540	207,960
Property and equipment, net	83,979	87,358
Operating lease right-of-use assets, net	43,299	42,976
Finance lease right-of-use assets, net	60	106
Intangible assets, net	93,258	96,153
Other long-term assets	3,708	3,922

Total assets	$386,844	$438,475

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$22,897	$37,518
Accrued expenses	24,862	35,905
Current portion of long-term debt	—	329
Current portion of operating lease obligations	10,340	10,026
Current portion of finance lease obligations	37	34

Total current liabilities	58,136	83,812
Long-term liabilities
Long-term debt	319,006	332,555
Long-term operating lease obligations	33,854	33,834
Other long-term liabilities	1,964	1,686

Total liabilities	412,960	451,887
Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 35,345,494 and 35,375,614 shares issued and outstanding at September 30, 2023 and June 30, 2023, respectively)	353	354
Additional paid-in capital	794,528	793,947
Accumulated other comprehensive loss	(5,072)	(5,050)
Accumulated deficit	(815,925)	(802,663)

Total stockholders’ equity (deficit)	(26,116)	(13,412)

Total liabilities and stockholders’ equity (deficit)	$386,844	$438,475

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023
Cash flows from operating activities
Net loss	$(13,262)	$(2,537)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	7,285	7,433
Amortization of intangibles	2,895	2,896
Amortization of deferred financing costs	1,665	1,612
Amortization of operating leases	3,317	3,157
Provision for doubtful accounts	—	158
Provision for inventory obsolescence	1,298	348
Stock-based compensation expense	580	522
(Gain) loss on sale of property and equipment	21	(98)
Loss on revaluation of contingent liability	493	211
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	9,687	3,565
Inventories, net	3,394	3,305
Prepaid expenses and other current assets	1,725	1,851
Accounts payable and accrued expenses	(25,985)	9,298
Income taxes receivable/payable	197	(1,217)
Other assets and liabilities	(3,220)	(3,374)

Net cash provided by (used in) operating activities	(9,910)	27,130

Cash flows from investing activities
Proceeds from sales of property and equipment	160	151
Purchases of property and equipment	(3,775)	(5,967)

Net cash used in investing activities	(3,615)	(5,816)

Cash flows from financing activities
Payments on ABL Credit Facility	(15,000)	—
Payments of short-term debt	(329)	(976)
Payments on finance leases	(25)	(48)
Payments of contingent liability	(106)	(79)
Cost of debt issuance	—	(375)
Vesting of restricted stock and stock units	—	(2)

Net cash used in financing activities	(15,460)	(1,480)

Impact of foreign currency exchange on cash	22	(86)

Net increase (decrease) in cash and cash equivalents	(28,963)	19,748
Cash and cash equivalents
Beginning of period	41,122	21,374

End of period	$12,159	$41,122

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023
Adjusted EBITDA reconciliation:
Net loss	$(13,262)	$(2,537)
Interest expense	12,858	12,994
Interest income	(462)	(299)
Provision (benefit) for income taxes	215	(685)
Depreciation	7,285	7,433
Amortization of intangibles	2,895	2,896

EBITDA	$9,529	$19,802
Loss on revaluation of contingent liability (1)	493	211
Restructuring charges	315	483
Stock-based compensation and cash award expense	1,208	1,292
(Gain) loss on sale of property and equipment	21	(98)
Legal fees and settlements (2)	29	24

Adjusted EBITDA	$11,595	$21,714

(1)	Amounts relate to the revaluation of a contingent liability associated with a 2018 acquisition.
(2)	Amounts represent fees, legal settlements, and/or accruals associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023
Net loss	$(13,262)	$(2,537)
Add back:
Interest expense	12,858	12,994
Interest income	(462)	(299)
Restructuring charges	315	483

After-tax net operating income (loss)	$(551)	$10,641
Total capital as of prior period-end:
Total stockholders’ deficit	$(13,412)	$(11,341)
Total debt	372,329	373,305
Less: cash and cash equivalents	(41,122)	(21,374)

Total capital as of prior period-end:	$317,795	$340,590

Total capital as of period-end:
Total stockholders’ deficit	$(26,116)	$(13,412)
Total debt	357,000	372,329
Less: cash and cash equivalents	(12,159)	(41,122)

Total capital as of period-end:	$318,725	$317,795

Average total capital	$318,260	$329,193

ROIC	-0.7%	12.9%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023
Calculation of gross profit:
Revenues	$140,617	$161,428
Cost of revenues (exclusive of depreciation and amortization shown separately below)	117,676	127,442
Depreciation (related to cost of revenues)	6,775	6,912
Amortization of intangibles	2,895	2,896

Gross profit	$13,271	$24,178

Adjusted gross profit reconciliation:
Gross profit	$13,271	$24,178
Depreciation (related to cost of revenues)	6,775	6,912
Amortization of intangibles	2,895	2,896

Adjusted gross profit	$22,941	$33,986

NINE ENERGY SERVICE, INC.

EXCESS CASH FLOW CALCULATION

(In Thousands)

(Unaudited)

Six Months Ended September 30, 2023
Net cash provided by operating activities (1)	$17,220
Repurchases of common stock in connection with stock-based employee compensation	(2)
Capital expenditures used or useful in a Permitted Business:
Purchases of property and equipment	(9,742)
Proceeds from sales of property and equipment	311
Repayments of ABL Obligations	(5,785)
Charges in respect of finance lease obligations	(73)
Debt issuance costs	(375)
Payments on short-term debt	(1,305)
Impact of foreign exchange rate on cash	(64)
Contingent liability payments	(185)

Excess Cash Flow	$—
Excess Cash Flow %	75%
Excess Cash Flow Amount	$—

(1)

Amount consists of the Company’s consolidated operating cash flow, determined in accordance with GAAP, for the fiscal quarter ended June 30, 2023 ($27.1 million of net cash provided by operating activities) and for the fiscal quarter ended September 30, 2023 ($9.9 million of net cash used in operating activities)

See the definition of Excess Cash Flow included in the Indenture filed as Exhibit 4.2 to the Current Report on Form 8-K filed February 1, 2023

AAdjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) loss or gain on revaluation of contingent liabilities, (v) loss or gain on the extinguishment of debt, (vi) loss or gain on the sale of subsidiaries, (vii) restructuring charges, (viii) stock-based compensation and cash award expense, (ix) loss or gain on sale of property and equipment, and (x) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BReturn on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) interest expense (income), (v) restructuring charges, (vi) loss (gain) on the sale of subsidiaries, (vii) loss (gain) on extinguishment of debt, and (viii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.

CAdjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.